Exhibit 10.89


                         GENERAL ASSIGNMENT OF EARNINGS

        1. READING & BATES OFFSHORE, LIMITED, a corporation organized and existing under the laws of the State of Oklahoma, (hereinafter called the "Assignor"), in consideration of One Dollar (USD 1.00) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has sold, assigned, transferred and set over and by this instrument does sell, assign, transfer and set over unto THE CIT GROUP/EQUIPMENT FINANCING, INC. (hereinafter called the "Assignee") and unto the Assignee's successors and assigns, to its and its successors' and assigns' own proper use and benefit, and, as collateral security for the obligations of the Assignor to the Assignee pursuant to the terms and conditions of a Loan Agreement dated May 25, 1995 among the Assignor, the Assignee, and READING & BATES CORPORATION (the "Loan Agreement"), and does hereby grant the Assignee a security interest in all of the Assignor's right, title and interest in and to: (i) all day rate payments, charter hire, drilling contract revenues, accounts and contract rights and all freights, hire and other monies earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature arising out of or as a result of the ownership and operation by the Assignor or its respective agents of the United States flag drilling rig F.G. McCLINTOCK, Official No. 562059 and when acquired by the Assignor, the United States flag drilling rig GEORGE H. GALLOWAY, Official No. 651646 (collectively, the "Vessels"), (ii) all monies and claims for moneys due and to become due to the Assignor and all claims for damages arising out of the breach of any and all present and future drilling contracts, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and operations of every kind whatsoever of each of the Vessels and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, its respective successors or assigns, arising out of or in any way connected with the present or future use, operation or management of each of the Vessels or arising or in any way connected with any and all present and future requisitions, drilling contracts, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and other operations of each of the Vessels, (iii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages in respect of the actual or constructive total loss of or requisition of use of or title to each of the Vessels, and (iv) any proceeds of any of the foregoing.

        2. Upon the occurrence and continuance of an Event of Default, the Assignor shall cause all day rate payments, drilling contract revenues, charter hire, freights and moneys hereby assigned to be paid over to the Assignee at such account or accounts as designated in writing by the Assignee.

        3. The Assignor covenants that in the Event of Default or upon the Assignee's request it will send letters to each of the agents and representatives of the Assignor into whose hands or control may come any earnings and moneys hereby assigned, informing each such addressee of this Assignment and instructing such addressee to remit promptly to the Assignee all earnings and moneys hereby assigned which may come into addressee's hands or control and to continue to make such remittances until such time as the addressee may receive written notice or instructions to the contrary directly from the Assignee. The Assignor further covenants that it will use its best efforts to insure that each such addressee will acknowledge directly to the Assignee receipt of the Assignor's letter of notification and instructions.

        4. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any drilling contract, charter party or any contract of affreightment by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of any of the Assignor under or pursuant to any drilling contract, charter party, or any contract of affreightment or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

        5. The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor's true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which to the Assignee may seem to be necessary or advisable in the premises.

        6. The powers and authority granted to the Assignee in this Assignment have been given for a valuable consideration and are hereby declared to be irrevocable.

        7. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem reasonably necessary in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

        8. The Assignor does hereby warrant and represent that it has not assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for the assignment to the Assignee made by this Assignment. The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, (A) it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, (B) it will not take or omit to take any actions, the taking or omission of which might result in an alteration or impairment of the said rights or this Assignment and (C) it will not default under any drilling contract or charter party.

        9. The Assignor represents and warrants that (i) it has an office at 901 Threadneedle, Houston, Texas 77079, and (ii) its principal place of business and the location at which it keeps and will keep its records concerning the Loan Agreement and the transactions contemplated thereby, including records relating to this Assignment, any drilling contracts, charter parties or contracts of affreightment for the operations of the
  Vessels is 901 Threadneedle, Houston, Texas 77079. The Assignor agrees that it will notify the Assignee of any change in the location of such office and of the opening of any other place of business by or on behalf of the Assignor.

        10. This Assignment (including, but not limited to the validity and enforceability hereof) shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws rules thereof.

        11. All notices or other communications which are required to be made to the Assignee hereunder shall be made by telex or telecopier transmission, confirmed by postage prepaid letter to:

        (a)   The CIT Group/Equipment Financing Inc.
              1211 Avenue of the Americas
              New York, New York 10036

              Attention:  Senior Vice President-Credit
              Telecopier:  (212) 536-1385

        (b)   Legal Department
              Telecopier:  (212) 536-1388

  or at such other address as may have been furnished in writing by the Assignee. Any consents, waivers, approvals or other actions to be given or taken by the Assignee hereunder shall be effective if contained in a writing signed by the Assignee or such other person or persons as the Assignee may from time to time appoint, and forwarded to the Assignor at its respective address as provided in Section 5.01 of the Loan Agreement.

        12. The Assignor hereby appoints the Assignee its attorney-in-fact to execute and file any financing statements or papers of similar purpose or effect in connection with any filing or recording of this Assignment.

        13. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

        IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed this 25th day of May, 1995.


                                      READING & BATES OFFSHORE, LIMITED


                                      By:   _____________________________
                                            Name:  T.W. Nagle
                                            Title: Vice President and
                                                    Treasurer